SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

                                         PIMCO Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FUND PROXY FACT SHEET FOR: PIMCO EqS® LONG/SHORT FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 23, 2019	NEWPORT BEACH MARRIOTT HOTEL & SPA DEL MAR ROOM
Mail Date	ON OR ABOUT SEPTEMBER 30, 2019	900 NEWPORT CENTER DRIVE
Meeting Date	NOVEMBER 22, 2019 @ 9:00 AM (PT)	NEWPORT BEACH, CA 92660
ADDITIONAL INFORMATION		CONTACT INFORMATION

CUSIP	SEE PAGE 5	Inbound Line	1-888-628-1041

Ticker	SEE PAGE 5	Website	www.pimco.com

What are Shareholders being asked to vote on?

1.	To approve an Agreement and Plan of Reorganization providing for the reorganization of the PIMCO EqS® Long/Short Fund with and into the PIMCO RAE Worldwide Long/Short PLUS Fund;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: To approve an Agreement and Plan of Reorganization providing for the reorganization of the PIMCO EqS® Long/Short Fund with and into the PIMCO RAE Worldwide Long/Short PLUS Fund;

What is happening?

Shareholders of the PIMCO EqS® Long/Short Fund (the “Target Fund”), a series of PIMCO Equity Series, are being asked to consider and approve an Agreement and Plan of Reorganization that provides for the acquisition of the assets and assumption of the liabilities of the Target Fund by the PIMCO RAE Worldwide Long/Short PLUS Fund (the “Acquiring Fund”), a series of PIMCO Funds.

What will happen to my existing shares?

If shareholders of the Target Fund approve the Reorganization, each owner of Institutional Class, I-2, Class A, and Class C shares of the Target Fund would receive Institutional Class, I-2, Class A, and Class C shares, respectively, of the Acquiring Fund.

Each shareholder of a class of shares of the Target Fund will hold, immediately after the close of the Reorganization, shares of the corresponding share class of the Acquiring Fund having an aggregate net asset value equal to the aggregate net asset value of the shares of that class of shares of the Target Fund held by that shareholder as of the close of business on the Closing Date.

What is the purpose of and rationale for the Reorganization?

PIMCO believes that the Reorganization will benefit shareholders of the Target Fund – a long/short equity fund that utilizes a fundamental investing style – by, among other things:

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(i)	offering long and short equity exposures complemented with other PIMCO investment strategies that seek to offer additional sources of returns;

(ii)	maintaining continuity of investment advisory and supervision and administration services from PIMCO;

(iii)

adding the reputation and expertise of Research Affiliates, LLC (“Research Affiliates”), sub-adviser to the Acquiring Fund, which selects stocks for the model portfolios the Acquiring Fund uses to obtain long equity exposure; and

(iv)	providing these exposures, strategies and services at lower total annual fund operating expense rates, as well as lower management fee rates, for each corresponding share class.

How do the Funds’ investment objectives, principal investment strategies and principal risks compare?

INVESTMENT OBJECTIVES

The investment objectives of the Target Fund and the Acquiring Fund are substantially similar.

PRINCIPAL INVESTMENT STRATEGIES

The principal investment strategies of the Acquiring Fund and Target Fund are similar but differ in certain ways:

●	Both Funds seek long and short equity exposures.

THE TARGET FUND

●	The Target Fund utilizes a fundamental investment style and normally invests a substantial portion of its assets in equity and equity-related securities.

●	The Target Fund generally adjusts equity exposures according to PIMCO’s views regarding relative under- or over-valuation, consistent with the Target Fund’s fundamental investment style;

●

The Target Fund may invest, without limitation, in securities and instruments that are economically tied to foreign (non-U.S.) countries, including securities and instruments that are economically tied to emerging market countries;

●	In addition, the Target Fund is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified fund.

THE ACQUIRING FUND

●

The Acquiring Fund, under normal circumstances, uses equity total return swaps to obtain long exposure to low volatility equity model portfolios developed by Research Affiliates and short positions in swaps and futures to obtain exposure to capitalization-weighted indexes;

●

For the Acquiring Fund, selections for the Research Affiliates model portfolios are refined based upon volatility and financial health, among other factors, in an effort to enhance returns and reduce portfolio volatility attributable to equity market downside risk;

●	The Acquiring Fund also complements its equity exposure with an absolute return bond alpha strategy that seeks to outperform the cost of obtaining equity exposures;

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●

The Acquiring Fund, which seeks consistent global exposure through the use of U.S.-, international-and emerging markets-focused model portfolios, will invest in instruments that are economically tied to at least three countries (one of which may be the United States);

●	The Acquiring Fund is diversified.

PRINCIPAL RISKS

In light of the similarities between the Funds’ principal investment strategies, the Funds are subject to many of the same principal risks. However, like the Funds’ principal investment strategies, the Funds’ principal risks differ in certain respects.

Are the Target Fund and Acquiring Fund managed by the same investment adviser, sub-adviser and portfolio managers?

●	Each of the Target Fund and Acquiring Fund is advised by PIMCO, and the Acquiring Fund is sub-advised by Research Affiliates.

●

As sub-adviser to the Acquiring Fund, Research Affiliates is responsible for providing, subject to the supervision of PIMCO, investment advisory services in connection with the Acquiring Fund’s swap-based exposure to proprietary model portfolios.

●	PIMCO is responsible for managing the investment activities of the Acquiring Fund and the Acquiring Fund’s business affairs and other administrative matters.

●	The Target Fund and Acquiring Fund have different portfolio management teams.

How do the management fees and expenses of the Funds compare?

MANAGEMENT FEES

Each share class of the Acquiring Fund is subject to lower management fees than the corresponding share class of the Target Fund.

ANNUAL FUND OPERATING EXPENSES

It is anticipated that the total annual fund operating expenses of each of the share classes following the Reorganization will be lower than that of the corresponding class of the Target Fund.

Will the portfolio of the Target Fund be repositioned prior to the Reorganization?

Yes. If Target Fund shareholders approve the Proposal, prior to the Reorganization, the Target Fund will dispose of and invest in certain positions in order to more closely align its holdings with that of the Acquiring Fund.

●

If the Reorganization had taken place as of August 6, 2019, it is estimated that approximately 55% of the Target Fund would have been sold and other securities would have been purchased to more closely align to holdings of the Acquiring Fund.

●	If such sales had occurred as of August 6, 2019, it is estimated that the transaction costs associated with such sales would have been up to approximately 0.265% of Target Fund net assets, or

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approximately $917,654, and that such sales would have had no impact to Target Fund shareholders regarding capital gain distributions.

Will shareholders of the combined fund receive the same shareholder services that shareholders of the Target Fund currently receive?

Yes, the shareholder services of the Funds are substantially the same. The Acquiring Fund has substantially the same privileges (e.g., combined purchase privilege, rights of accumulation, letters of intent) and exchange rights as the Target Fund.

How do the Funds’ purchase and redemption procedures and exchange policies compare?

The purchase, redemption, and exchange rights of each class of the Target Fund and the corresponding class of the Acquiring Fund are substantially similar.

Will shareholders have to pay any sales load, commission or other similar fee in connection with the Reorganization?

The Acquiring Fund shares will be delivered to the Target Fund without a sales load, commission or any other similar fee imposed.

If your Target Fund shares are subject to a CDSC, that CDSC will not be imposed in connection with the Reorganization. In addition, CDSC charges will be waived on Target Fund shares held prior to the effectiveness of the Proxy Statement/Prospectus, and (i) such shares will not be subject to the CDSC in the case of any redemption orders placed prior to the Reorganization, and (ii) the Acquiring Fund shares received in the Reorganization in exchange for such shares will not be subject to a CDSC upon redemption.

With respect to Target Fund shares purchased on or after the effectiveness of the Proxy Statement/Prospectus that would otherwise be subject to a CDSC under the Target Fund’s currently effective registration statement, (i) such shares will remain subject to the CDSC in the case of any redemption orders placed prior to the Reorganization, and (ii) the Acquiring Fund shares received in the Reorganization in exchange for such shares will remain subject to the same CDSC for the same period that such Target Fund shares would have been subject to a CDSC in the absence of the Reorganization.

After the completion of the Reorganization, additional purchases of shares of the Acquiring Fund will be subject to the sales load, CDSC or other similar fees of the Acquiring Fund, which are identical to those of the Target Fund.

When will the Reorganization occur?

If approved, the Reorganization is expected to close on or about December 6, 2019.

What are the U.S. federal tax consequences of the Reorganization?

It is anticipated that the Reorganization will qualify for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Capital gains or losses realized in connection with repositioning of the Target Fund’s portfolio will depend on the value of the Target Fund’s assets at the actual time of repositioning. Capital gains, if any, recognized as a result of

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these sales on a net basis, after the application of any available capital loss carryforward, will be distributed to the Target Fund’s shareholders as one or more capital gain dividends and/or ordinary dividends, and such distributions will be taxable to the Target Fund’s shareholders with taxable accounts.

What will happen if the Reorganization is not approved?

If shareholders of the Target Fund do not approve the Reorganization, as described below, the Target Fund will continue to operate separately from the Acquiring Fund until such time as the PIMCO Equity Series Board determines what action should be taken, if any, including potentially engaging in a taxable liquidation of the Target Fund.

Who will pay for the costs associated with the Meeting?

PIMCO, investment adviser and administrator for each of the Target Fund and Acquiring Fund, will bear all costs associated with the Meeting, including, but not limited to, proxy and proxy solicitation costs, printing costs, board fees relating to any special board meetings and legal fees.

The Acquiring Fund, the Target Fund and their respective shareholders will not bear any costs associated with the Meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:

https://vote.proxyonline.com/PIMCOFunds/docs/PES2019.pdf

AST Fund Solutions is mentioned on the final page of the Q&A section in the proxy statement.

NAME OF FUND	CLASS	TICKER	CUSIP
PIMCO EqS® Long/Short Fund	A	PMHAX	72201T581
PIMCO EqS® Long/Short Fund	C	PMHCX	72201T573
PIMCO EqS® Long/Short Fund	I-2	PMHBX	72201T524
PIMCO EqS® Long/Short Fund	Institutional	PMHIX	72201T540

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PIMCO EqS® Long/Short Fund Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the PIMCO EqS® Long/Short Fund. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on November 22, 2019.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your voting instructions by phone. The Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the PIMCO EqS® Long/Short Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 9-27-2019

PIMCO EqS® Long/Short Fund

Level I Answering Machine Script

Hello.

I am calling on behalf of your investment with the PIMCO EqS® Long/Short Fund.

The Special Meeting of Shareholders is scheduled to take place on November 22, 2019. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-888-628-1041 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.